                                                              Exhibit 10.6

                   DIRECTOR SUPPLEMENTAL RETIREMENT PROGRAM

                              DIRECTOR AGREEMENT

     This Agreement, made and entered into this 4th day of June, 1999, by and between Ameriana Bank of Indiana, F.S.B., a Bank organized and existing under the laws of the State of Indiana, hereinafter referred to as "the Bank", and Paul W. Prior, a member of the Board of Directors of the Bank, hereinafter referred to as "the Director".

     The Director has been on the Board of the Bank for several years and has now and for years past faithfully served the Bank. It is the consensus of the Board of Directors that the Director's services have been of exceptional merit, in excess of the compensation paid and an invaluable contribution to the profits and position of the Bank in its field of activity. The Board further believes that the Director's experience, knowledge of corporate affairs, reputation and industry contacts are of such value and his continued services so essential to the Bank's future growth and profits that it would suffer severe financial loss should the Director terminate his service on the Board.

     Accordingly, the Board of the Bank has adopted the Ameriana Bank of Indiana, F.S.B. Director Supplemental Retirement Program (the Plan) and it is the desire of the Bank and the Director to enter into this Agreement under which the Bank will agree to make certain payments to the Director upon his retirement and to his beneficiaries in the event of his death pursuant to the Plan.

     It is the intent of the parties hereto that this Agreement be considered an arrangement maintained primarily to provide supplemental retirement benefits for the Director, and to be considered a non-qualified benefit plan for purposes of the Employee Retirement Security Act of 1974 (ERISA). The Director is fully advised of the Bank's financial status and has had substantial input in the design and operation of this benefit plan.

     Therefore, in consideration of services the Director has performed in the past and those to be performed in the future and based upon the mutual promises and covenants herein contained, the Bank and the Director agree as follows:

1.   INDEXED PLAN

     The Director is hereby subject to the terms and conditions of the Plan adopted by the Board of Directors of the Bank to be effective on June 4, 1999; a copy of the terms and conditions of the Plan being attached hereto as Exhibit I and made a part hereof by reference.

II.  MISCELLANEOUS

     A.   Alienability and Assignment Prohibition:
          ---------------------------------------

          Neither the Director, his/her surviving spouse nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Director or his beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Director or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

     B.   Binding Obligation of the Bank and any Successor in Interest:
          ------------------------------------------------------------

          The Bank shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Agreement. This Agreement shall be binding upon the parties hereto, their successors, beneficiaries, heirs and personal representatives.

     C.   Revocation:
          ----------

          It is agreed by and between the parties hereto that, during the lifetime of the Director, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Director and the Bank.

     D.   Gender:
          ------

          Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

     E.   Effect on Other Bank Benefit Plans:
          ----------------------------------

          Nothing contained in this Agreement shall affect the right of the Director to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

     F.   Headings:
          --------

          Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

     G.   Applicable Law:
          --------------

          The validity and interpretation of this Agreement shall be governed by the laws of the State of Indiana.

III. ERISA PROVISION

     A.   Named Fiduciary and Plan Administrator.
          --------------------------------------

          The "Named Fiduciary and Plan Administrator" of this Plan shall be Ameriana Bank of Indiana, F.S.B. until its resignation or removal by the Board of Directors. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control and administration of the Director's Supplemental Retirement Program as established herein. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     B.   Claims Procedure and Arbitration:
          --------------------------------

          In the event a dispute arises over benefits under this Agreement and benefits are not paid to the Director (or to his beneficiary in the case of the Director's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Plan Administrator named above within sixty
          (60) days from the date payments are refused. The Named Fiduciary and Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim their specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Named Fiduciary and Plan Administrator fail to take any action within the aforesaid sixty-day period.

          If claimants desire a second review they shall notify the Named Fiduciary and Plan Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Agreement or any documents relating thereto and submit any written issues and comments they may feel appropriate. In their sole discretion, the Named

          Fiduciary and Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan Agreement upon which the decision is based.

          If claimants continue to dispute the benefit denial based upon completed performance of this Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Bank and the third member selected by the first two members. The Board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

          Where a dispute arises as to the Bank's discharge of the Director "for cause", such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

     IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the 30th day of August, 1999, and that, upon execution, each has received a conforming copy.

                                         AMERIANA BANK OF INDIANA, F.S.B.
                                             New Castle, Indiana

/s/ R. Scott Hayes                        By:/s/ Harry J. Bailey, President
------------------                       -------------------------------------
Witness                                                                 Title


/s/ R. Scott Hayes                        /s/ Paul W. Prior
------------------                       ----------------------------------
Witness                                  Paul W. Prior

                                   EXHIBIT I

                       AMERIANA BANK OF INDIANA, F.S.B.

                  DIRECTOR'S SUPPLEMENTAL RETIREMENT PROGRAM

1.   DEFINITIONS

     A.   Effective Date:
          --------------

          The effective date of the Ameriana Bank of Indiana, F.S.B. Director's Supplemental Retirement Program (the Plan) shall be June 4, 1999.

     B.   Plan Year:
          ---------

          Any reference to "the Plan Year" shall mean a calendar year from January 1 to December 31. In the year of implementation, the term "the Plan year" shall mean the period from the effective date to December 31 of the year of the effective date.

     C.   Retirement Date:
          ---------------

          The Retirement Date shall mean retirement from service on the Board of Directors of the Bank (the Board) which becomes effective on the first day of the calendar month following the month in which the Director reaches age eighty-three (83) or such other date as the Consulting Agreement between the Director and the Bank dated the 30th day of August, 1999, shall terminate, whichever event shall first occur.

     D.   Termination of Service:
          ----------------------

          Termination of Service shall mean voluntary resignation by the Director from service on the Board or failure of re-election to the Board prior to the Director's Normal Retirement Age [Subparagraph I (J].

     E.   Pre-Retirement Account:
          ----------------------

          A Pre-Retirement Account shall be established as a liability reserve account on the books of the Bank for the benefit of each Director in the Plan. Prior to a Director's Retirement Date, such liability reserve account shall be increased or decreased each year by an amount equal to the annual earnings or loss for that year determined by the Index (described in Subparagraph I (G)hereinafter), less the Cost of Funds Expense for that year (described in Subparagraph I (H) hereinafter).

     F.   Index Retirement Benefit:
          ------------------------

          The Index Retirement Benefit for each Director in the Plan shall be equal to the annual earnings or loss determined by the Index [Subparagraph I (G)] less the Cost of Funds Expense [Subparagraph I
          (H)].

     G.   Index:
          -----

          The Index for any Plan Year shall be the aggregate annual after-tax income from the life insurance contract(s) described hereinbelow as defined by FASB Technical Bulletin 85-4. This Index shall be applied as if such insurance contracts were purchased on the Effective Date of the Director Plan.

          Insurance Company:            Southland Life Insurance
          Policy Form:                  Flexible Premium Adjustable Life
          Policy Name:                  Max UL
          Insured's Age and Sex:        79, Male
          Riders:                       None
          Ratings:                      According to the health of the insured
          Option:                       Level Death Benefit
          Face Amount:                  $1,089,294
          Premium Paid:                 $910,000
          Number of Premium Payments:   One
          Assumed Purchase Paid         June 4, 1999

          If such contracts of life insurance are actually purchased by the Bank, then the actual policies as of the dates they were actually purchased shall be used in calculations under this Director Plan. If such contracts of life insurance are not purchased or are subsequently surrendered or lapsed, then the Bank shall receive annual policy illustrations that assume the above-described policies were purchased, or had not subsequently surrendered or lapsed, which illustrations will be received from the respective insurance companies and will indicate the increase in policy values for purposes of calculating the amount of the Index.

          In either case, references to the life insurance contracts are merely for purposes of calculating a benefit. The Bank has no obligation to purchase such life insurance and, if purchased, the Directors and their beneficiary(ies) shall have no ownership interest in such policy and shall always have no greater interest in the benefits under this Director Plan than that of an unsecured creditor of the Bank.

     H.   Cost of Funds Expense:
          ---------------------

          The Cost of Funds Expense for the year shall be calculated by taking the sum of the amount of premiums set forth in the Indexed policies described above plus the amount of any after-tax benefits paid to any director pursuant to the Plan (Paragraph II hereinafter) plus the amount of all previous years after-tax Costs of Funds Expense, and multiplying that sum by the average annualized after-tax Cost of Funds of the Bank's third quarter Call Report for the Plan Year as filed with the Office of Thrift Supervision Annual Thrift Financial Report of the Ameriana Bank of Indiana, F.S.B.

     I.   Change of Control:
          -----------------

          A Change of Control shall be deemed to have occurred if, at any time during the tenure of the Executive, more than twenty five percent (25%) of the Parent's or Bank's outstanding Common Stock, or equivalent in voting power of any class or classes of outstanding securities of the Parent or Bank ordinarily entitled to vote in elections of directors of Parent or Bank, shall be acquired by any other corporations or other person or group. "Group" shall mean persons who act in concert as described in Section 13 (d) of the Securities Exchange Act of 1934, as amended.

     J.   Normal Retirement Age:
          ---------------------

          Normal Retirement Age shall mean the date on which the Director attains age eighty-three (83) or such other date as the Consulting Agreement between the Director and the Bank dated the 30th day of August, 1999, shall terminate, whichever event shall first occur.

II.  INDEX BENEFITS

     A.   Retirement Benefits:
          -------------------

          Those Directors who remain on the Board of the Bank until the "Normal Retirement Age" defined in Subparagraph I (I), shall be entitled to receive the balance in their Pre-Retirement Account in seven (7) equal annual installments commencing thirty days following the Director's retirement. In addition to these payments and commencing in the Plan Year in which the Director retires, the Index Retirement Benefit (as defined in Subparagraph I (F) above) for each Plan Year shall be paid to the Director until the Director's death.

     B.   Termination of Service:
          ----------------------

          Subject to Subparagraph II (D) hereinbelow, should the Director suffer a termination of service, the Director shall be entitled to receive ten percent (10%) times the number of full years of service on the Board from the date of first service [to a maximum of one hundred percent (100%)], times the balance in the Pre-Retirement Account paid over seven (7) years in equal installments commencing thirty (30) days following the Director's Normal Retirement Age [Subparagraph I (J)]. In addition to these payments and commencing in the Plan Year in which the Director attains Normal Retirement Age, ten percent (10%) times the number of full years of service on the Board from the date of first service [to a maximum of one hundred percent (100%)], times the Index Retirement Benefit for each year shall be paid to the Director until the Director's death.

     C.   Death:
          -----

          Should the Director die prior to having received that portion of the Pre-Retirement Account the Director was entitled to pursuant to Subparagraph II (A) or (B) herein above, as the case may be, the unpaid balance of the Pre-Retirement Account shall be paid to the beneficiary selected by the Director and filed with the Bank. In the absence of or a failure to designate a beneficiary, the unpaid balance shall be paid in a lump sum to the personal representative of the Director's estate.

     D.   Discharge for Cause:
          -------------------

          Should the Director be discharged for cause, all benefits under this Agreement shall be forfeited. A termination for "cause" shall include termination because of the Director's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

     E.   Disability Benefit:
          ------------------

          In the event the Director becomes disabled prior to Termination of Service, and the Director's employment is terminated because of such disability, he shall immediately begin receiving the benefits in Subparagraph II (A) above. Such benefit shall begin without regard to the Director's Normal Retirement Age and the Director shall be one hundred percent (100%) vested in the entire benefit amount. The term "disability" shall mean the complete inability of the Director to perform the Director's duties as determined by an independent physician selected with the approval of the Bank and the Director.

     F.   Death Benefit:
          -------------

          Except as set forth above, there is no death benefit provided under this Agreement.

III. RESTRICTIONS UPON FUNDING

     The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Directors, their beneficiaries, or any successor in interest shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

     The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Agreement or to refrain from funding the same and to determine the extent, nature and method of such funding. Should the Bank elect to fund this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall any Director be deemed to have any lien nor right, title or interest in or to any specific funding investment or to any assets of the Bank.

     If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Director, then the Director shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

IV.  CHANGE OF CONTROL

     Upon a Change of Control [as defined in Subparagraph I (I) herein], if the Director is subsequently terminated, except for cause, then the Director shall receive the benefits promised in this Agreement upon attaining Normal Retirement Age, as if the Director had been continuously serving the Bank until Normal Retirement Age. The Director will also remain eligible for all promised death benefits in this Agreement. In addition, no sale, merger or consolidation of the Bank shall take place unless the new or surviving entity expressly acknowledges the obligations under this Agreement and agrees to abide by its terms.

     This Director's Supplemental Retirement Program adopted this 30th day of August, 1999.

                              AMERIANA BANK OF INDIANA, F.S.B.
                                       New Castle, Indiana


                              /s/ Paul W. Prior
                              ---------------------------------------
                              Chairman of the Board


                              /s/ Harry J. Bailey
                              ---------------------------------------
                              President

                        AGREEMENT FOR CONSULTING SERVICES

     THIS AGREEMENT made and entered into this 30th day of August, 1999, by and between Ameriana Bank of Indiana, F.S.B. (hereafter the "Bank") and Paul W. Prior (hereafter the "Consultant").

                                  WITNESSETH:

     WHEREAS, it is the consensus of the Board of Directors that the Consultant's services to the Bank in the past have been of exceptional merit and have constituted an invaluable contribution to the general welfare of the Bank, and have brought it to its present status of operating efficiency and its present position; and,

     WHEREAS, the experience of the Consultant, his knowledge of the affairs of the Bank, his reputation and contacts in the industry are so valuable that assurance of his continued services is essential for the future growth and profitability, and it is in the best interest of the Bank to arrange terms of continued service for the Consultant so as to reasonably assure his remaining availability to the Bank as a Consultant after his retirement and,

     WHEREAS, the Consultant is willing to continue to provide his consulting services to the Bank provided the Bank agrees to pay to him in accordance with the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of services performed in the past and to be performed in the future as well as of the mutual promises and convenience herein contained, it is agreed as follows:

                                   ARTICLE I

1.1 It is mutually agreed that during the three (3) year period following his retirement from active service as a director of the Bank, the Consultant shall, at the request of the Bank, be available at reasonable times and places as may be mutually agreed upon, to render services to the senior management and board of directors of the Bank at its principal office in an advisory or consulting capacity.

1.2 For said services, the Bank shall pay the consultant the annual sum of nineteen thousand eight hundred and no/100ths dollars ($19,800.00).

1.3 The consultant will keep himself informed concerning the affairs of the Bank through reports, which the Bank will supply, and such other means as may be agreed upon. The Consultant shall not be required to travel from whatever place he may then be living or staying for the purposes of such consultation unless all expenses incurred by him shall be paid by the Bank.

1.4 In furnishing such consultative services, the Consultant shall not be an employee of the Bank, but shall act in the capacity of an independent contractor.

                                  ARTICLE II

2.1 During the said three (3) years following retirement, the Consultant shall not become the owner of, nor engage, directly or indirectly, in any business which is substantially similar to the business of the Bank, either as a partner, stockholder, officer, director, employee or otherwise, within an area of one hundred (100) miles from the Bank's principal location, unless the Bank has first consented in writing thereto.

2.2 The payments provided for herein are conditioned upon the consultant fulfilling the foregoing requirements and, in the event the consultant shall at any time materially breach any of the foregoing requirements, the Board of Directors of the Bank may, by a Resolution, at any regular or special meeting, suspend or eliminate payment during the period of such breach. What constitutes a material breach shall be determined at the discretion of the Board of Directors.

                                  ARTICLE III

3.1 The Bank shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm, or person unless said entity agrees to assume and discharge the obligations of the Bank under this Agreement.

3.2 The Agreement shall be binding upon and inure to the benefit of the Consultant and the Bank, and any successor organization which shall succeed to substantially all of its assets and business.

                                  ARTICLE IV

     During the lifetime of the consultant, this Agreement may be amended or revoked at any time, in whole or in part, by mutual agreement of the Parties.

                                   ARTICLE V

     Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Bank. The date of such mailing shall be deemed the date of notice, consent or demand.

                                  ARTICLE VI

     This Agreement shall be governed by the laws of the State of Indiana. This agreement is solely between the Bank and the Consultant. This Agreement shall be binding upon the designated recipients, beneficiaries, heirs, executors and administrators of the Consultant and upon the successors and assigns of the Bank.

ATTEST:

/s/ Davena K. Littrell               By: /s/ Harry J. Bailey
-----------------------------            ---------------------------------

                                     Title: President
                                            --------------------------

/s/ Davena K. Littrell               /s/ Paul W. Prior
-----------------------------        ---------------------------------

                                LIFE INSURANCE

                     ENDORSEMENT METHOD SPLIT DOLLAR PLAN

                                   AGREEMENT

Insurer:                            Southland life Insurance Company

Policy Number:                      0600084671

Bank:                               Ameriana Bank of Indiana, F.S.B.

Insured:                            Paul W. Prior

Relationship of Insured to Bank:    Director

The respective rights and duties of the Bank and the Insured in the above-referenced policy shall be pursuant to the terms set forth below:

1.   DEFINITIONS

     Refer to the policy contract for the definition of all terms in this Agreement.

II.  POLICY TITLE AND OWNERSHIP

     Title and ownership shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw on the policy cash values. Where the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject Split Dollar policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

III. BENEFICIARY DESIGNATION RIGHTS

     The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive the Insured's share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

IV.  PREMIUM PAYMENT METHOD

     The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the policy in force.

22.  TAXABLE BENEFIT

     Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Insured the amount of imputed income each year on Form W-2 or its equivalent.

VI.  DIVISION OF DEATH PROCEEDS

     Subject to Paragraphs VII and IX herein, the division of the death proceeds of the policy is as follows:

     A. Should the Insured be employed by the Bank, retired from the Bank, or terminated from the Bank due to disability, at the time of his or her death, the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to eighty percent (80%) of the net at risk insurance portion of the proceeds. The net at risk insurance portion is the total proceeds less the cash value of the policy.

     B. Should the Insured not be employed by the Bank at the time of his or her death, the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to the following percentage of the proceeds described in Subparagraph VI (A) hereinabove that corresponds to the number of full years the Insured has been employed with the Bank since the date of first employment:

                    Total Years of
                    Employment
                    with the Bank     Vested
                    -------------     ------

                    1 or more        10% per year
                                (to a maximum of 100%)

      C.   The Bank shall be entitled to the remainder of such proceeds.

      D. The Bank and the Insured (or assignees) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.

VII.  DIVISION OF THE CASH SURRENDER VALUE OF THE POLICY

      The Bank shall at all times be entitled to an amount equal to the policy's cash value, as that term is defined in the policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be.

VIII. RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS

      In the event the policy involves an endowment or annuity element, the Bank's right and interest in any endowment proceeds or annuity benefits, on expiration of the deferment period, shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the policy's cash value. Such endowment proceeds or annuity benefits shall be considered to be like death proceeds for the purposes of division under this Agreement.

IX.   TERMINATION OF AGREEMENT

      This Agreement shall terminate if the Insured shall be discharged from employment with the Bank for cause. The term "for cause" shall mean gross negligence or gross neglect or the commission of a felony or gross misdemeanor involving moral turpitude, fraud, dishonesty or willful violation of any law that results in any adverse effect on the Bank.

      Upon such termination, the Insured (or assignee) shall have a forty-five
      (45) day option to receive from the Bank an absolute assignment of the policy in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment referred to hereinabove shall be the greater of:

      1. The Bank's share of the cash value of the policy on the date of such assignment, as defined in this Agreement; or

      2. The amount of the premiums which have been paid by the Bank prior to the date of such assignment.

      If, within said forty-five (45) day period, the Insured fails to exercise said option, fails to procure the entire aforestated cash payment, or dies, then the option shall terminate, and the Insured (or assignee) agrees that all of the Insured's rights, interest and claims in the policy shall terminate as of the date of the termination of this Agreement.

      Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Paragraph VI above.

X.    INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

      The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject policy nor any rights, options, privileges or duties created under this Agreement.

XI.   AGREEMENT BINDING UPON THE PARTIES

      This Agreement shall bind the Insured and the Bank, their heirs, successors, personal representatives and assigns.

XII.  NAMED FIDUCIARY AND PLAN ADMINISTRATOR

      Ameriana Bank of Indiana, F.S.B. is hereby designated the "Named Fiduciary" until resignation or removal by the Board of Directors. As Named Fiduciary, the Bank shall be responsible for the management, control, and administration of this Split Dollar Plan as established herein. The Named Fiduciary may allocate to others certain aspects of the management and operation responsibilities of the Plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

XIII. FUNDING POLICY

      The funding policy for this Split Dollar Plan shall be to maintain the subject policy in force by paying, when due, all premiums required.

XIV.  CLAIM PROCEDURES FOR LIFE INSURANCE POLICY AND SPLIT DOLLAR PLAN

      Claim forms or claim information as to the subject policy can be obtained by contacting The Benefit Marketing Group, Inc. (770-952-1529). When the Named Fiduciary has a claim which may be covered under the provisions described in the insurance policy, they should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the named Fiduciary what further requirements are necessary.

     The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued to the Named Fiduciary.

     In the event that a claim is not eligible under the policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, they should contact the office named above and they will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.

XV.  GENDER

     Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

XVI. INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

     The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the policy provisions shall fully discharge the Insurer for any and all liability.

Executed at New Castle, Indiana this 30th day of August, 1999.

                              AMERIANA BANK OF INDIANA, F.S.B.
                                    New Castle, Indiana

/s/ R. Scott Hayes        By: /s/ Harry J. Bailey, President
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Witness                                              Title


/s/ R. Scott Hayes        /s/ Paul W. Prior
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Witness                   Paul W. Prior